UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014 (February 4, 2014)

REGENCY ENERGY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 750-1771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 4, 2014, Regency Energy Partners LP (the “Partnership”), Regency Energy Finance Corp., a wholly owned subsidiary of the Partnership (“Regency Finance” and, together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership entered into an underwriting agreement (the “underwriting agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein, with respect to the public offering (the “offering”) by the Issuers of $900,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “notes”). The notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Issuers’ Registration Statement on Form S-3 (File No. 333-185179), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on November 28, 2012, as amended by Post-Effective Amendment No. 1 filed with the Commission on September 4, 2013 and by Post-Effective Amendment No. 2 filed with the Commission on February 4, 2014, and as supplemented by the prospectus supplement relating to the notes dated February 4, 2014.

The underwriting agreement contains customary representations, warranties and agreements by the Issuers, including obligations of the Issuers to indemnify the underwriters for certain liabilities under the Securities Act. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

5.875% Senior Notes due 2022

On February 10, 2014, the Issuers completed the offering of the notes. The Issuers received net proceeds of approximately $871 million from the offering, after deducting underwriting discounts and estimated offering expenses, and intend to use the net proceeds to repay borrowings outstanding under the Partnership’s revolving credit facility (the “credit facility”) and for general partnership purposes.

The terms of the notes are governed by an Indenture dated September 11, 2013 (as supplemented, the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated February 10, 2014 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Interest on the notes is payable semi-annually on March 1 and September 1 of each year, commencing September 1, 2014, and the notes will mature on March 1, 2022.

The notes are senior obligations of the Issuers and are guaranteed on a senior basis by all of the Partnership’s existing consolidated subsidiaries (except (a) Regency Finance, Edwards Lime Gathering, LLC, ELG Oil LLC, ELG Utility LLC and (b) the entities acquired by the Partnership (the “acquired Hoover entities”) in connection with the consummation of the agreement with Hoover Energy Partners, L.P. announced on the Partnership’s Current Report on Form 8-K filed with the Commission on February 5, 2014 (the “Hoover acquisition”); the acquired Hoover entities will become guarantors of the notes within 20 business days of their guarantee of the obligations under the Partnership’s credit facility, which is required to take place within 30 days of the closing of the Hoover acquisition). The notes and guarantees are unsecured and rank equally with all of the Issuers’ and each guarantor’s existing and future unsubordinated obligations, including the Issuers’ existing senior notes and the guarantees thereof. The notes are senior in right of payment to any of the Issuers’ and each guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the notes and guarantees. The notes and guarantees are effectively subordinated to the Issuers’ and each guarantor’s secured obligations, including indebtedness under the credit facility, to the extent of the value of the collateral securing such obligations, and structurally subordinated to all indebtedness and obligations of the Partnership’s subsidiaries that do not guarantee the notes.

The Issuers have the option to redeem all or a portion of the notes at any time on or after December 1, 2021 at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest. The Issuers may also redeem the notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time prior to December 1, 2021.

Upon the occurrence of a Change of Control (as defined in the Indenture) event, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 90 days after the consummation of the transaction, the Issuers may be required to offer to purchase the notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest to the repurchase date. Additionally, if the Partnership sells certain assets and does not apply the proceeds from the sale in a certain manner, the Issuers must use certain excess proceeds to offer to repurchase the notes at 100% of the principal amount of the notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains customary events of default (each an “Event of Default”). Under the Indenture, Events of Default include the following:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the notes;

(3) failure by the Partnership or any guarantor to (a) make a change of control offer within the time periods set forth, or consummate a purchase of notes when required pursuant to the terms described in Section 4.15 of the Indenture, (b) make an asset sale offer within the time periods set forth, or to consummate a purchase of notes when required pursuant to the terms described, in Section 4.10 of the Indenture or (c) comply with the provisions of Section 10.01 of the Indenture; provided that, with respect to (b) and (c), such failure will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4) failure by the Partnership for 180 days after notice to comply with its obligations to furnish the holders of the notes and the Trustee certain reports;

(5) failure by the Partnership or any guarantor to comply with their other covenants or agreements in the Indenture for 60 days after written notice;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) whether the indebtedness or guarantee now exists, or is created after the issue date of the notes, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in the indebtedness on the date of the default (a “Payment Default”) or (B) results in the acceleration of the indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, subject to certain exceptions;

(7) failure by the Issuers or the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any guarantor denies or disaffirms its obligations under its guarantee; and

(9) certain events of bankruptcy, insolvency or reorganization of the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest on all of the notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the notes and its consequences.

The foregoing description of the notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture and the Third Supplemental Indenture, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.

Item 7.01. Regulation FD Disclosure.

On February 4, 2014, the Partnership issued a press release announcing the launch of the offering and a press release announcing the pricing of the notes. A copy of each of the launch press release and the pricing press release is furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01. Other Events.

On February 10, 2014, the Issuers entered into (i) the Seventh Supplemental Indenture to the Indenture dated as of October 27, 2010 among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, (ii) the Second Supplemental Indenture to the Indenture dated as of April 30, 2013 among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, and (iii) the Second Supplemental Indenture to the Base Indenture, pursuant to which two additional wholly owned subsidiaries of the Partnership guaranteed the obligations of the Issuers under such indentures.

The foregoing description of the supplemental indentures does not purport to be complete and is qualified in its entirety by reference to the full text of each supplemental indenture, copies of which are filed herewith as Exhibit 4.2, Exhibit 4.4 and Exhibit 4.5.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 are deemed to be “furnished” and shall not be deemed to be “filed” with the Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act.

Exhibit Number	Description of the Exhibit

1.1*	Underwriting Agreement dated as of February 4, 2014 by and among Regency Energy Partners LP, Regency Energy Finance Corp., certain subsidiaries of Regency Energy Partners LP party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

4.1	Indenture dated September 11, 2014 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Regency Energy Partners’ Current Report on Form 8-K filed with the SEC on September 11, 2013).

4.2*	Second Supplemental Indenture dated as of February 10, 2014 among Regency Energy Partners LP, a Delaware limited partnership, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3*	Third Supplemental Indenture dated as of February 10, 2014 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including the form of the notes).

4.4*	Second Supplemental Indenture dated February 10, 2014 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.5*	Seventh Supplemental Indenture dated as of February 10, 2014 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto, and U.S. Bank National Association, as trustee.

5.1*	Opinion of Latham & Watkins LLP.

5.2*	Opinion of Beirne, Maynard & Parsons, L.L.P.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2*	Consent of Beirne, Maynard & Parsons, L.L.P. (included in Exhibit 5.2 hereto).

99.1*	Press Release dated February 4, 2014 announcing the launch of the offering.

99.2*	Press Release dated February 4, 2014 announcing the pricing of the notes.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regency Energy Partners LP

	By:	Regency GP LP, its general partner

	By:	Regency GP LLC, its general partner

Date: February 10, 2014	By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1*	Underwriting Agreement dated as of February 4, 2014 by and among Regency Energy Partners LP, Regency Energy Finance Corp., certain subsidiaries of Regency Energy Partners LP party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

4.1	Indenture dated September 11, 2014 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Regency Energy Partners’ Current Report on Form 8-K filed with the SEC on September 11, 2013).

4.2*	Second Supplemental Indenture dated as of February 10, 2014 among Regency Energy Partners LP, a Delaware limited partnership, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3*	Third Supplemental Indenture dated as of February 10, 2014 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including the form of the notes).

4.4*	Second Supplemental Indenture dated February 10, 2014 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.5*	Seventh Supplemental Indenture dated as of February 10, 2014 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto, and U.S. Bank National Association, as trustee.

5.1*	Opinion of Latham & Watkins LLP.

5.2*	Opinion of Beirne, Maynard & Parsons, L.L.P.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2*	Consent of Beirne, Maynard & Parsons, L.L.P. (included in Exhibit 5.2 hereto).

99.1*	Press Release dated February 4, 2014 announcing the launch of the offering.

99.2*	Press Release dated February 4, 2014 announcing the pricing of the notes.

*	Filed herewith